UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 24, 2007

GLOBAL PARTNERS LP

(Exact name of registrant as specified in its charter)

Delaware	001-32593	74-3140887
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

P.O. Box 9161

800 South Street

Waltham, Massachusetts 02454-9161

(Address of Principal Executive Offices)

(781) 894-8800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.               ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

The description of the amendment to the Credit Agreement described below under Item 2.03 is incorporated in this Item 1.01 by reference.

Item 2.03.               CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

On April 24, 2007, Global Operating LLC, Global Companies LLC, Global Montello Group Corp., Glen Hes Corp. and Chelsea Sandwich LLC, as borrowers, Global Partners LP (the “Partnership”) and Global GP LLC, as guarantors, each lender from time to time party thereto, and Bank of America, N.A., as Administrative Agent and L/C Issuer, entered into a Third Amendment to Credit Agreement and Accession Agreement (the “Amendment”) which amended the Credit Agreement dated October 4, 2005 among the aforementioned parties (the “Credit Agreement”).  The Amendment modified the Credit Agreement to effect the following amendments, among others:

•                  The Amendment increases the Partnership’s $35.0 million acquisition facility by $50.0 million to $85.0 million.

•                  The Amendment provides for possible increases, at the request of the borrowers and provided that no Default or Event of Default (as such terms are defined in the Credit Agreement) then exists, (1) of the acquisition facility by up to another $50.0 million, for a total acquisition facility of up to $135.0 million, and (2) of the working capital revolving credit facility by up to another $100.0 million, for a total working capital revolving credit facility of up to $650.0 million.  Any such request for an increase by the borrowers must be in a minimum amount of $5.0 million, and no more than three such requests may be made for each facility.

•                  The Amendment extends the term of the Credit Agreement to April 22, 2011.

•                  The Amendment reduces the margin over the British Bankers Association LIBOR rate that is added to the Eurodollar rate for interest on indebtedness under the Credit Agreement from a range of 1.00% to 1.75% per annum to a range of 1.00% to 1.50% per annum, depending on which facility is being used.

•                  The Amendment reduces the minimum EBITDA (as defined in the Credit Agreement) to interest coverage ratio from “2.75:1.00” to “2.50:1.00”.

•                  The Amendment increases the threshold amount in excess of which the borrowers and guarantors are not permitted to make or to become legally obligated to make aggregate permitted capital expenditures in any fiscal year from $4.0 million to $10.0 million.

All other material terms remain the same as disclosed in the Partnership’s Prospectus dated September 29, 2005 (Registration No. 333-124755) and the Partnership’s Current Reports on Form 8-K (File No. 001-32593) dated October 4, 2005, November 10, 2005 and August 2, 2006.  The Amendment is filed hereto as Exhibit 10.1 to this Current Report and is incorporated herein by reference.

ITEM 9.01.            EXHIBITS.

         In accordance with General Instruction B.2 of Form 8-K, the information set forth in Exhibit 99.1 shall not be deemed to be “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, unless the Partnership specifically states that the information is to be considered “filed” under the Exchange Act or incorporates it by reference into a filing under the Exchange Act or the Securities Act of 1933, as amended.

(d)               Exhibit

10.1                                       Third Amendment to Credit Agreement, dated as of April 24, 2007, among Global Operating LLC, Global Companies LLC, Global Montello Group Corp., Glen Hes Corp. and Chelsea Sandwich LLC, as borrowers, Global Partners LP and Global GP LLC, as guarantors, each lender from time to time party thereto, and Bank of America, N.A., as Administrative Agent and L/C Issuer

99.1             Global Partners LP Press Release dated April 26, 2007

SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GLOBAL PARTNERS LP
By: Global GP LLC,
its general partner

Dated: April 26, 2007	By:	/s/ Edward J. Faneuil
Executive Vice President,
General Counsel and Secretary

EXHIBIT INDEX

Exhibit
Number	Description
10.1	Third Amendment to Credit Agreement, dated as of April 24, 2007, among Global Operating LLC, Global
Companies LLC, Global Montello Group Corp., Glen Hes Corp. and Chelsea Sandwich LLC, as borrowers,
Global Partners LP and Global GP LLC, as guarantors, each lender from time to time party thereto, and Bank of
America, N.A., as Administrative Agent and L/C Issuer
99.1	Global Partners LP Press Release dated April 26, 2007